Exhibit 23.2

To the Board of Directors
Health Sciences Group, Inc. and Subsidiaries

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Prospectus, which is part of the Registration Statement of Health Sciences Group, Inc. (the "Company") on Form SB-2 of our report, dated April 12, 2006, on the consolidated financial statements of the Company as of and for the year ended December 31, 2005. We also consent to the use of Corbin & Company, LLP's name as it appears under the captions "Experts."

CERTIFIED PUBLIC ACCOUNTANTS

/ s / Corbin and Company, LLC

Irvine, California
November __, 2006